SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 13, 1998



                              Boole & Babbage, Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                   0-132-58                   94-1651571
(State or other jurisdiction   (Commission File No.)          (IRS Employer
     of incorporation)                                      Identification No.)


                                3131 Zanker Road
                         San Jose, California 95134-1933
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 526-3000




                         _______________________________
          (Former name or former address, if changed since last report)

Item 5.      Other Events.

         On November 13, 1998, Platinum Technology, Inc. filed a Complaint and Motion for Preliminary Injunction in the Circuit Court of the Eighteenth Judicial Circuit Chancery Division, Dupage County, Wheaton, Illinois. The Complaint alleges that Boole & Babbage is in breach of a standstill and exclusive negotiation agreement with Platinum, and further that BMC Software, Inc. tortiously interfered with such alleged agreement when it negotiated and executed the merger agreement between Boole & Babbage and BMC Software announced on November 2, 1998. Platinum seeks entry of an injunction voiding the BMC merger agreement and requiring Boole & Babbage to negotiate exclusively with Platinum for an uninterrupted 120-day period.

         Boole & Babbage is currently evaluating the Complaint but believes that the claims by Platinum are without merit, and intends to vigorously defend itself against the allegations in the Complaint. Boole & Babbage continues to believe that the BMC merger agreement is in the best interests of its shareholders. On November 16, 1998, Boole & Babbage issued a press release relating to such lawsuit. A copy of the press release is attached hereto as
Exhibit 99.1.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)   Exhibits

Exhibit No.         Description

99.1                Press Release dated November 16, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               BOOLE & BABBAGE, INC.


                                               /s/ Arthur Knapp
                                               ---------------------------------
                                               Arthur Knapp
                                               Senior Vice President and Chief
                                               Financial Officer

Dated: November 17, 1998